EXHIBIT 99.5

RUDY NUTRITION and RUDY BEVERAGE, INC.

Pro Forma Financial Statements

As of December 31, 2007, for the six-months ended December 31, 2007 and for the year ended June 30, 2007

The accompanying unaudited pro forma combined financial information shows the financial statements of Rudy Nutrition and the financial statements of Rudy Beverage, Inc., which was acquired pursuant to a Stock Exchange Agreement dated as of February 11, 2008.  The pro forma adjustments to the balance sheet give effect to the acquisition as if it occurred on December 31, 2007.  The pro forma adjustments to the statements of operations give effect to the acquisition as if it occurred at the beginning of each period presented.  The acquisition has been accounted for using the purchase method of accounting and has been treated as the acquisition of Rudy Beverage, Inc. by Rudy Nutrition with Rudy Beverage, Inc. as the purchaser (reverse acquisition).

RUDY NUTRITION and RUDY BEVERAGE, INC.
Unaudited pro forma balance sheet
December 31, 2007

	Nutrition	Beverage	Combined		Adjustments	Pro forma

ASSETS
Current assets:
Cash and cash equivalents	$-	$5,270	$5,270			$5,270
Accounts receivable, net	-	52,786	52,786			52,786
Inventory	-	15,011	15,011			15,011
Prepaid expenses	-	16,924	16,924			16,924
Total current assets	-	89,991	89,991		-	89,991
Property and equipment	-	33,418	33,418			33,418
Investment in Rudy Beverage				b	5,164,184	-
				d	(5,164,184)
	$-	$123,409	$123,409		$-	$123,409

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$145,828	$322,585	$468,413			$468,413
Accrued expenses	391,178	33,359	424,537			424,537
Notes payable	1,746,099	-	1,746,099			1,746,099
Due affiliates	-	2,178,064	2,178,064	a	(302,184)	1,875,880
Total liabilities	2,283,105	2,534,008	4,817,113		(302,184)	4,514,929

Commitments and contingencies

Convertible Series A redeemable
preferred stock	1,385,000	-	1,385,000			1,385,000

Stockholders' equity (deficit):
Common stock	46	10,000	10,046	a	30,800	35,046
				b	35,000
				d	(40,800)
Additional paid-in capital	31,809,496	4,852,000	36,661,496	a	271,384	1,461,033
				b	5,129,184
				d	(5,123,384)
				c	(35,477,647)
Accumulated deficit	(35,477,647)	(7,272,599)	(42,750,246)	c	35,477,647	(7,272,599)
Total stockholders' equity (deficit)	(3,668,105)	(2,410,599)	(6,078,704)		302,184	(5,776,520)
	$-	$123,409	$123,409		$-	$123,409

See accompanying notes to pro forma financial statements

RUDY NUTRITION and RUDY BEVERAGE, INC.
Pro Forma Statement of Operations
Six months ended December 31, 2007
(Unaudited)

	Nutrition	Beverage	Combined	Adjustments	Pro Forma

Sales and revenues	$-	$18,626	$18,626	$-	$18,626
Cost of sales	-	23,068	23,068	-	23,068
Gross profit	-	(4,442)	(4,442)	-	(4,442)
Costs and expenses
Selling and marketing expense		118,980	118,980		118,980
General and administrative expense		55,743	55,743		55,743
	-	174,723	174,723	-	174,723
Loss from operations	-	(179,165)	(179,165)	-	(179,165)
Interest expense	81,915	-	81,915		81,915
	81,915	-	81,915	-	81,915
Loss before income taxes	(81,915)	(179,165)	(261,080)	-	(261,080)
Income taxes	-	-	-	-	-
Net loss	$(81,915)	$(179,165)	$(261,080)	$-	$(261,080)

Loss per common share, basic
and diluted	$(1.78)	$(0.01)			$(0.01)

Weighted average common shares
outstanding	46,000	35,000,000			35,046,000

See accompanying notes to pro forma financial statements.

RUDY NUTRITION and RUDY BEVERAGE, INC.
Pro Forma Statement of Operations
Year ended June 30, 2007
(Unaudited)

	Nutrition	Beverage	Combined	Adjustments	Pro Forma

Sales and revenues	$-	$367,639	$367,639	$-	$367,639
Cost of sales	-	634,264	634,264	-	634,264
Gross profit	-	(266,625)	(266,625)	-	(266,625)
Costs and expenses
Selling and marketing expense	-	256,566	256,566		256,566
General and administrative expense	-	698,269	698,269		698,269
Asset impairment	-	4,935,715	4,935,715		4,935,715
	-	5,890,550	5,890,550	-	5,890,550
Loss from operations	-	(6,157,175)	(6,157,175)	-	(6,157,175)
Interest expense	164,832	-	164,832		164,832
	164,832	-	164,832	-	164,832
Loss before income taxes	(164,832)	(6,157,175)	(6,322,007)	-	(6,322,007)
Income taxes	-	-	-	-	-
Net loss	$(164,832)	$(6,157,175)	$(6,322,007)	$-	$(6,322,007)

Loss per common share, basic
and diluted	$(3.58)	$(0.18)			$(0.18)

Weighted average common shares
outstanding	46,000	35,000,000			35,046,000

See accompanying notes to pro forma financial statements.

RUDY NUTRITION and RUDY BEVERAGE, INC.
Adjustments to unaudited pro forma balance sheet
December 31, 2007

	Debit	Credit

ADJUSTMENTS

a
Common stock – Rudy Beverage		30,800
Additional paid in capital – Rudy Beverage		271,384
Due affiliates	302,184

Record issuance of 30,800,000 shares of Rudy Beverage common stock in exchange for $302,184 in amounts due affiliates.

b
Investment in Rudy Beverage	5,164,184
Common stock		35,000
Additional paid in capital		5,129,184

Record issuance of 35,000,000 shares of Rudy Nutrition common stock in exchange for all of the outstanding common stock of Rudy Beverage, Inc.

c
Additional paid-in capital	35,477,647
Accumulated deficit		35,477,647

Eliminate Rudy Nutrition accumulated deficit against additional paid-in capital (reverse acquisition).

CONSOLIDATING ELIMINATION ENTRY

d
Common stock	40,800
Additional paid in capital	5,123,384
Investment in Rudy Beverage		5,164,184

Eliminate investment in Rudy Beverage, Inc.